As filed with the Securities and Exchange Commission on August 15, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GOLDEN MINERALS COMPANY
(Exact name of registrant as specified in its charter)
Delaware	1040	26-4413382
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
350 Indiana Street, Suite 650
Golden, Colorado 80401
(303) 839-5060
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Julie Z. Weedman
Senior Vice President, Chief Financial Officer
350 Indiana Street, Suite 650
Golden, Colorado 80401
(303) 839-5060
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Brian Boonstra
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-7348
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale of these securities is not permitted.
Subject to Completion, Dated August 15, 2023
PROSPECTUS
Up to 1,427,587 Shares of common stock
This prospectus relates to the offer and resale by the selling stockholder(s) named herein (the “selling stockholder”) of up to 1,427,587 shares of our common stock, par value $0.01 per share, issuable upon the exercise of warrants (the “Common Warrants”) issued to the selling stockholder in a private placement pursuant to a securities purchase agreement, dated as of June 26, 2023, by and among the Company and the selling stockholder (the “Purchase Agreement”).
The shares of common stock that may be offered and sold by the selling stockholder under this prospectus are shares that we may issue to the selling stockholder, from time to time following the date of this prospectus, upon exercise of the Common Warrants issued pursuant to the Purchase Agreement. See “Selling Stockholder” for additional information regarding the selling stockholder. The prices at which the selling stockholder may sell the shares of common stock will be determined by the prevailing market price for the shares or in negotiated transactions. All share numbers presented in this prospectus have been adjusted to reflect the 1-for-25 reverse stock split that we effected on June 9, 2023.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholder.
The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholder may sell the shares of common stock being registered pursuant to this prospectus. The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).
We will pay the expenses incurred in registering the shares, including legal and accounting fees, but all selling and other expenses incurred by the selling stockholder will be paid by the selling stockholder. See “Plan of Distribution.”
Our common stock is listed on the NYSE American LLC (“NYSE American”) and on the Toronto Stock Exchange (“TSX”) under the symbol “AUMN.” The last sale price for our common stock on August 14, 2023 was $0.94 per share on the NYSE American and Cdn$1.26 per share on the TSX.
You should read this prospectus, together with additional information described under the headings “Documents Incorporated by Reference” and “Where You Can Find More Information” carefully before you invest in any of our securities.
Investing in our securities involves a high degree of risk. These risks are described in the “Risk Factors” section on page 5 of this prospectus. You should also consider the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement, before investing in these securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is          , 2023.

i

ABOUT THIS PROSPECTUS
We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under the section of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.” You should carefully read this prospectus as well as additional information described under the section of this prospectus entitled “Incorporation of Certain Information by Reference,” before deciding to invest in our common shares.
Unless the context otherwise requires, the terms “Golden Minerals,” “we,” “us” and “our” in this prospectus refer to Golden Minerals Company, and “this offering” refers to the offering contemplated in this prospectus.
Neither we nor the selling stockholder authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the selling stockholder is not, making an offer of these securities in any jurisdiction where such offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “likely,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.
We believe the expectations reflected in those forward-looking statements are reasonable. However, we cannot assure that these expectations will prove to be correct. Actual results could differ materially from those anticipated in these forward-looking statements as a result of the factors set forth below and other factors set forth in, or incorporated by reference into this report:
•
the Company’s expected near-term cash needs, including the need to raise additional cash in the near-term to avoid depletion of the Company’s cash balance in the third quarter of 2023 and whether we are able to raise the necessary capital required to continue our business on terms acceptable to us or at all;

•
our plan to restart mining operations at the Velardeña properties, including the potential timing of restart, production expectations, required capital to restart and ramp-up operations, potential plant processing rate, projected payable gold and silver production, operating costs, net operating margin and projected cash flow;

•
higher than anticipated care and maintenance costs at the Velardeña properties in Mexico or at El Quevar in Argentina;

•
plans regarding further advancement of the El Quevar project, including reimbursements paid by Barrick under the Earn-in Agreement to fund the El Quevar project;

•
decreases in silver and gold prices;

•
risks related to our exploration properties, including unfavorable results from exploration and whether we will be able to advance our exploration properties;

•
variations in the nature, quality and quantity of any mineral deposits that are or may be located at the Velardeña properties or our exploration properties, changes in interpretations of geological information, and unfavorable results of metallurgical and other tests, and the timing and scope of our further evaluation activities at the Velardeña properties;

•
whether we will be able to continue or begin to mine and sell minerals successfully or profitably at any of our current properties at current or future silver and gold prices and achieve our objective of becoming a mid-tier mining company;

•
potential delays in our exploration activities or other activities to advance properties towards mining resulting from environmental consents or permitting delays or problems, accidents, problems with contractors, disputes under agreements related to exploration properties, unanticipated costs and other unexpected events;

•
our ability to retain key management and mining personnel necessary to successfully operate and grow our business;

•
economic and political events negatively affecting the market prices for gold, silver, zinc, lead and other minerals that may be found on our exploration properties;

•
political and economic instability in Argentina, Mexico and other countries in which we conduct our business, and future actions of any of these governments with respect to nationalization of natural resources or other changes in mining or taxation policies;

•
our ability to acquire additional concessions in Mexico based on the economic and environmental policies of Mexico’s current or future governmental authorities;

•
volatility in the market price of our common stock; and

•
the factors set forth under “Risk Factors” on page 14 of this prospectus.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.
We have based the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and experience to differ from those projected, including, but not limited to, the risk factors described herein and the risk factors set forth in Part I —  Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and elsewhere in the documents incorporated by reference into this prospectus. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make.

CURRENCY AND EXCHANGE RATE INFORMATION
Unless otherwise indicated, all references to “$” or “dollars” in this prospectus refer to United States dollars. References to “Cdn$” in this prospectus refer to Canadian dollars.
The indicative rate of exchange on August 14, 2023, as reported by the Bank of Canada for the conversion of Canadian dollars to U.S. dollars, was Cdn$1.00 equals $0.7429 and, for the conversion of U.S. dollars to Canadian dollars, was $1.00 equals Cdn$1.3461.

v

PROSPECTUS SUMMARY
The following is a summary of the principal features of this offering and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus and in the documents incorporated by reference herein and therein. This summary does not contain all of the information you should consider before investing in our securities and is qualified in its entirety by the information contained elsewhere in this prospectus and the documents incorporated by reference herein. You should carefully read the entire prospectus and the documents incorporated by reference herein, including our historical financial statements and the notes to the financial statements in our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You should also carefully consider the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus before deciding to invest in our securities.
The Company
We are a mining company holding a 100% interest in the Rodeo property in Durango State, Mexico (the “Rodeo Property”), a 100% interest in the Velardeña and Chicago gold-silver mining properties and associated oxide and sulfide processing plants in the state of Durango, Mexico (the “Velardeña Properties”), a 100% interest in the El Quevar advanced exploration silver property in the province of Salta, Argentina (the “El Quevar Property”) (subject to the terms of the April 9, 2020, earn-in agreement (the “Earn-in Agreement”) pursuant to which Barrick Gold Corporation (“Barrick”) has the option to earn a 70% interest in the El Quevar Project), and a diversified portfolio of precious metals and other mineral exploration properties located primarily in or near historical precious metals producing regions of Argentina, Nevada and Mexico. The Rodeo Property, the Velardeña Properties, the El Quevar Property and the Yoquivo Property are the only properties that the Company considers material at this time.
We are primarily focused on the proposed restart of mining activities at our Velardeña Properties. We are also focused on exploration activities at the Yoquivo Property and on advancing our El Quevar exploration property in Argentina through the Earn-in Agreement with Barrick and continuing to evaluate and search for mining opportunities in North America (including Mexico) with near term prospects of mining, and particularly for properties within reasonable haulage distances of our processing plants at the Velardeña Properties. We are also reviewing strategic opportunities, focusing primarily on development or operating properties in North America, including Mexico.
We are considered an exploration stage company under the criteria set forth by the SEC under S-K 1300 since we have not yet demonstrated the existence of mineral reserves at any of our properties. Under S-K 1300, the SEC defines a “mineral reserve” as “an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project.” To have mineral resources, there must be reasonable prospects for economic extraction. Per the SEC, “probable mineral reserves” are the economically mineable part of an indicated and, in some cases, a measured mineral resource and “proven mineral reserves” can only result from measured mineral resources. Mineral reserves cannot be considered proven or probable unless and until they are supported by a preliminary feasibility study or feasibility study, indicating that the mineral reserves have had the requisite geologic, technical and economic work performed and are economically and legally extractable.
We have not completed a preliminary feasibility study or feasibility study with regard to any of our properties to date. We expect to remain an exploration stage company for the foreseeable future. We will not exit the exploration stage until such time, if ever, that we demonstrate the existence of proven or probable mineral reserves that meet the guidelines under S-K 1300.
Our management team is comprised of experienced mining professionals with extensive expertise in mineral exploration, mine construction and development and mine operations. Our principal office is located in Golden, Colorado at 350 Indiana Street, Suite 650, Golden, CO 80401, and our registered office is the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. We also maintain an office at the Velardeña Properties in Mexico and exploration offices in Argentina and Mexico. We maintain a website at www.goldenminerals.com, which contains information about us. Our website and the information contained in and connected to it are not a part of this prospectus nor are they incorporated by reference herein.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023. For instructions on how to find copies of these documents, see the section of this prospectus entitled “Where You Can Find More Information.”
Recent Developments
NYSE American Notice of Non-Compliance
On June 6, 2023, we received written notification (the “Notice”) from the NYSE American that the Company was not in compliance with Section 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”). We are required to report a stockholders’ equity of $6.0 million or more if the Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Notice noted that the Company reported a stockholders’ equity of $4.1 million as of March 31, 2023, and losses from continuing operations and/or net losses in each of its five most recent fiscal years ended December 31, 2022. As a result, we have become subject to the procedures and requirements of Section 1009 of the Company Guide and were required to submit a plan of compliance by July 6, 2023, addressing how the Company intends to regain compliance with Section 1003(a)(iii) of the Company Guide by December 6, 2024 (the “Compliance Deadline”).
In order to maintain our listing, we timely submitted a plan of compliance to the NYSE American addressing how we intend to regain compliance with Section 1003(a)(iii) of the Company Guide by the Compliance Deadline, and the plan is currently under review by the NYSE American.
The Notice has no immediate effect on the Company’s common stock or its business operations. The Company’s common stock will continue to be listed on the NYSE American under the symbol “AUMN” while it regains compliance with Section 1003(a)(iii) of the Company Guide, subject to the Company’s compliance with other continued listing requirements.
Registered Direct Offering and Private Placement Transaction
On June 26, 2023, we entered into the Purchase Agreement whereby we issued and sold to in a registered direct offering (the “Registered Direct Offering”) (i) an aggregate of 790,000 shares of the common stock, $0.01 par value per share at a purchase price of $1.45 per share (the “Offering Shares”) and (ii) pre-funded warrants exercisable for up to 637,587 shares of common stock (the “Pre-Funded Warrants”) at a purchase price of $1.4499 per Pre-Funded Warrant. The offer and sale of the Offering Shares and Pre-Funded Warrants pursuant to the Purchase Agreement was made under our effective shelf registration statement on Form S-3 (Registration No. 333-249218), which was declared effective by the SEC on October 14, 2020, and the related prospectus supplement dated June 28, 2023. Accordingly, the Offering Shares and Pre-Funded Warrants we issued and sold under the Purchase Agreement are not included in the 1,427,587 shares of common stock that are being registered for resale pursuant to the registration statement that includes this prospectus and are not part of the offering covered by this prospectus.
Further, under the Purchase Agreement in a concurrent private placement (the “Private Placement” and, together with the Registered Direct Offering, the “Transactions”), we issued and sold warrants to purchase up to 1,427,587 shares of common stock at an exercise price of $1.90. Each warrant is exercisable six months from the date of issuance and has a term expiring five years after such initial exercise date. The aggregate gross proceeds from the Transactions were approximately $2.1 million.
Legal Proceedings
During April 2021, we became aware of a lawsuit in Mexico against one of the Company’s Mexican subsidiaries, Minera William, S.A. de C.V. (“Minera William”). The plaintiff in the matter is Unifin Financiera, S.A.B de C.V. (“Unifin”). The lawsuit was assigned to the Fifth Specialized Commercial District Court. In November 2022, the Company was formally served with the complaint in connection with the lawsuit and in December 2022 the Company filed its answer to the complaint. Unifin is alleging that a representative of Minera William signed certain documents in July 2011 purporting to bind Minera William as a guarantor of payment obligations owed by a third party to Unifin in connection with that third party’s acquisition of certain drilling equipment. At the time, the documentation was allegedly signed, Minera William was a subsidiary of ECU Silver Mining prior to the Company’s acquisition of ECU in September 2011. As a preemptive measure, Unifin has obtained a preliminary court order freezing Minera William’s bank accounts in Mexico, which has limited the Company’s and Minera William’s ability to access approximately US$153,000 according to current currency exchange rates. Notwithstanding this action, the restrictions imposed on Minera William’s bank accounts do not impact the Company’s ability to operate the Rodeo mine, which is held through a different Mexico subsidiary. Likewise, the action does not impact the Company’s ability to continue with the Company’s evaluation plans for a potential Velardeña mine restart or move forward with any of the Company’s other exploration programs in Mexico. However, because the Velardeña mine and processing plants are held by Minera William, any adverse outcome to the action may have a material impact on our ability to restart production at Velardeña. Unifin is seeking recovery for as much as US$12.5 million. The Company believes there is no basis for this claim. As such, the Company has not accrued an amount for this matter in its Condensed Consolidated Balance Sheets or Statements of Operations as of June 30, 2023. A preliminary hearing was initially scheduled to take place in April 2023 but was rescheduled to June 2023. That hearing was subsequently postponed to permit the parties to continue settlement discussions. There have been no definitive settlement terms agreed to date.

THE OFFERING
Common Stock Being Offered by the Selling Stockholder
Up to 1,427,587 shares
Common Stock Outstanding Before the Offering
8,573,252 shares (as of August 8, 2023)
Common Stock to be Outstanding After Giving Effect to the Issuance of 1,427,587 shares Registered Hereunder
10,000,839 shares
Use of Proceeds
We will receive no proceeds from the sale of shares of common stock by the selling stockholder in this offering. If exercised, unless the Common Warrants are permitted to be and are exercised on a cashless basis, we would receive approximately $2.7 million aggregate gross proceeds from the full exercise of the Common Warrants, which we expected be used for working capital requirements and general corporate purposes.
Trading Markets
Our common stock is traded on the NYSE American under the symbol “AUMN” and on the TSX under the symbol “AUMN.”
Risk Factors
Investing in our securities involves a high degree of risk. You should carefully review and consider the section of this prospectus entitled “Risk Factors” for a discussion of factors to consider before deciding to invest in shares of our common stock.

RISK FACTORS
Investing in shares of our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus before deciding whether to purchase any of the common stock being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Those risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. The trading price of shares of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS
The shares of common stock covered by this prospectus are being sold by the selling stockholder. We will not receive any proceeds from the resale of the shares of common stock by the selling stockholder because the shares of common stock will be sold for the account of the selling stockholder.

SELLING STOCKHOLDER
This prospectus relates to the possible resale by the selling stockholder named below of shares of common stock that may be issued to the selling stockholder upon exercise of the Common Warrants. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by the selling stockholder of the shares of common stock that may be issued to the selling stockholder upon exercise of the Common Warrants.
The selling stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares of common stock. The selling stockholder may sell some, all or none of the shares of common stock. We do not know how long the selling stockholder will hold the shares of common stock before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares of common stock.
The following table presents information regarding the selling stockholder and the shares of common stock that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholder and reflects its holdings as of August 8, 2023. Neither the selling stockholder nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The percentage of shares beneficially owned prior to this offering is based on 8,573,252 shares of our common stock actually outstanding as of August 8, 2023.
Name	Beneficial Ownership Prior to this Offering		Shares to be Sold in this Offering(1)	Beneficial Ownership After this Offering(2)
	Number of Shares	%		Number of Shares	%
Armistice Capital, LLC(3)	2,113,587(4)	24.66%(5)	1,427,587	686,000	6.86%(5)

(1)
Assumes the sale of the maximum number of shares registered pursuant to this prospectus.

(2)
Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholder is under no obligation known to us to sell any shares of common stock at this time.

(3)
The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. Represents (i) 686,000 shares of our common stock issued to Armistice on June 28, 2023 pursuant to the Purchase Agreement and (ii) 1,427,287 shares of our common stock to be issued to Armistice upon exercise of the private placement warrants pursuant to the Purchase Agreement. Does not include an additional 637,587 shares of common stock issuable to the selling stockholder upon exercise of pre-funded warrants issued pursuant to the Purchase Agreement.

(4)
Based on 10,000,839 outstanding shares of our common stock as of August 8, 2023, which includes (i) 686,000 shares of our common stock issued to Armistice on June 28, 2023 and (ii) 1,427,587 shares of our common stock to be issued to Armistice upon exercise of the private placement warrants as described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of August 11, 2023 by:
•
each person known by us to beneficially hold 5% or more of our outstanding common stock,

•
each of our directors,

•
each of our named executive officers, and

•
all of our executive officers and directors as a group.

All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to us. Except as otherwise noted, we believe that all of the persons and groups shown below have sole voting and investment power with respect to the common stock indicated.
Directors, Executive Officers and 5% Stockholders of Golden Minerals(1)	Beneficial Ownership as of August 11, 2023(2)
Name	Number	Percentage(3)
Armistice Capital Master Fund Ltd(4)	2,113,857	21%
The Sentient Group(5)	1,506,027	15%
Warren M. Rehn(6)	210,000	2%
Jeffrey G. Clevenger(7)	56,108	*
W. Durand Eppler(8)	33,213	*
David H. Watkins(9)	29,893	*
Terry M. Palmer(10)	29,813	*
Kevin R. Morano(11)	29,773	*
Julie Z. Weedman(12)	13,400	*
Deborah J. Friedman(13)	8,000	*
Pablo Castanos	0	*
Directors and Executive Officers as a group 10 persons)(14)	410,200	4%

*
The percentage of common stock beneficially owned is less than 1%.

(1)
The address of these persons, unless otherwise noted, is c/o Golden Minerals Company, 350 Indiana Street, Suite 650, Golden, Colorado 80401.

(2)
For each holder that holds restricted stock, options, restricted stock units, warrants or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of August 15, 2023, we treat the common stock underlying those securities as owned by that holder and as outstanding shares when we calculate that holder’s percentage ownership of our common stock. We do not treat that common stock as outstanding when we calculate the percentage ownership of any other holder.

(3)
Based on 10,000,839 outstanding shares of our common stock as of August 8, 2023, which includes (i) 686,000 shares of our common stock issued to Armistice Capital Fund Ltd. (“Armistice”) on June 28, 2023 and (ii) 1,427,587 shares of our common stock to be issued to Armistice upon exercise of the private placement warrants as described above.

(4)
Represents (i) 686,000 shares of our common stock issued to Armistice on June 28, 2023 pursuant to the Purchase Agreement; and (ii) 1,427,287 shares of our common stock to be issued to Armistice upon exercise of the private placement warrants pursuant to the Purchase Agreement. Does not include an additional 637,587 shares of common stock issuable to the selling stockholder upon exercise of pre-funded warrants issued pursuant to the Purchase Agreement. The securities are directly held by Armistice and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of Armistice; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Armistice from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Armistice is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(5)
Based on a Schedule 13D/A filed with the SEC on March 1, 2021 by Sentient Global Resources Fund III, L.P. (“Fund III”), SGRF III Parallel I, L.P. (“Parallel I”), Sentient Executive GP III, Limited (“Sentient Executive III”), Sentient GP III, L.P. (“GP III”), Sentient GP IV, L.P. (“GP IV”), Sentient Global Resources Fund IV, L.P. (“Fund IV”), and Sentient Executive GP IV, Limited (“Sentient Executive IV”) The foregoing are collectively referred to in the table as “Sentient”. Fund III and Parallel I are both Cayman Islands limited partnerships, as adjusted for our one-for-25 reverse stock split that became effective June 9, 2023. On December 14, 2020, Parallel I combined with Fund III and as a result, is no longer a separate reporting person. Fund III, together with Parallel I, beneficially now owns zero shares of our common stock, respectively. The sole general partner of each is GP III, which is a Cayman Islands limited partnership. The sole general partner of GP III is Sentient Executive III, which is a Cayman Islands exempted company. Fund IV is a Cayman Islands limited partnership and owns 37,650,684 shares of our common stock. The sole general partner of Fund IV is GP IV, which is a Cayman Islands limited partnership. The sole general partner of GP IV is Sentient Executive IV, which is a Cayman Islands exempted company. Greg Link, Peter Weidmann, Andrew Pullar and Mike de Leeuw are the directors of Sentient Executive III. Greg Link, Peter Weidmann, Andrew Pullar, Mike de Leeuw and Pieter Britz are the directors of Sentient Executive IV. These directors collectively have voting and dispositive power over the Company’s shares held by Sentient upon the unanimous vote of all such directors. The address of the principal offices of the reporting persons (Fund III, Parallel I, Sentient Executive III, GP III, GP IV, Fund IV, and Sentient Executive IV) is: Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South, P.O. Box 10795, George Town, Grand Cayman KY1-1007, Cayman Islands.

(6)
Consists of 20,000 shares of common stock held directly; 40,000 restricted stock units which are vested or will vest within 60 days following August 11, 2023 and 150,000 shares of common stock that can be acquired under KELTIP units, all of which are vested and can be settled in cash or common stock at the option of the Company. Does not include 400 shares of common stock owned by Mr. Rehn’s spouse for which he disclaims beneficial ownership.

(7)
Consists of 22,508 shares of common stock held directly; and 33,600 restricted stock units which are vested or will vest within 60 days following August 15, 2023. Does not include 128 shares of common stock owned by Mr. Clevenger’s spouse for which he disclaims beneficial ownership.

(8)
Consists of 3,720 shares of common stock held directly; and 29,493 restricted stock units, all of which are vested or will vest within 60 days following August 15, 2023.

(9)
Consists of 400 shares of common stock held directly; and 29,493 restricted stock units, all of which are vested or will vest within 60 days following August 15, 2023.

(10)
Consists of 320 shares of common stock held directly; and 29,493 restricted stock units, all of which are vested or will vest within 60 days following August 15, 2023.

(11)
Consists of 280 shares of common stock held directly; and 29,493 restricted stock units, all of which are vested or will vest within 60 days following August 15, 2023.

(12)
Consists of 1,400 shares of common stock held directly; and 12,000 shares of common stock that can be acquired under KELTIP units, all of which are vested and can be settled in cash or common stock at the option of the Company.

(13)
Consists of 8,000 restricted stock units, all of which are vested or will vest within 60 days following August 15, 2023

(14)
Consists of 48,628 shares of common stock held directly; 199,572 shares of restricted stock units that are vested or will vest within 60 days following August 15, 2023; and 162,000 shares of common stock that can be acquired under KELTIP units, all of which are vested and can be settled in cash or common stock at the option of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review of Related Person Transactions
We do not have a formal written policy for the review and approval of transactions with related parties. However, the Audit Committee Charter and our Code of Ethics and Business Conduct each provide guidelines for reviewing any “related party transaction”. In particular, the Audit Committee Charter requires that the Audit Committee review any transaction involving Golden Minerals and a related party at least once a year or upon any significant change in the transaction or relationship. Additionally, our Code of Ethics and Business Conduct prohibits conflicts of interest and provides non-exclusive examples of conduct that would violate the prohibition. If any of our employees are unsure as to whether a conflict of interest exists, the employee is instructed to consult with a specified compliance officer.
We annually require each of our directors and executive officers to complete a directors’ or officers’ questionnaire, respectively, that elicits information about related party transactions. Our board and legal counsel annually review all transactions and relationships disclosed in the directors’ and officers’ questionnaires, and the board makes a formal determination regarding each director’s independence. If a director were determined no longer to be independent, that director, if he or she serves on any of the Audit Committee, the Corporate Governance and Nominating Committee, or the Compensation Committee, would be removed from such committee prior to (or otherwise would not participate in) any future meetings of the committee. If the transaction were to present a conflict of interest, the board would determine the appropriate response.
Indemnification Agreements with Officers and Directors
We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements require us to indemnify our directors and officers to the fullest extent permitted under Delaware law.

PLAN OF DISTRIBUTION
An aggregate of up to 1,427,587 shares of our common stock may be offered by this prospectus by the selling stockholder pursuant to the Purchase Agreement. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales;

•
in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
If the selling stockholder effects such transactions by selling common stock to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the selling stockholder or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved). Broker-dealers engaged by any selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.
In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the

Securities Act. The selling stockholder informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF COMMON STOCK
We are authorized to issue 28,000,000 shares of common stock, par value $0.01 per share. As of August 8, 2023 we had 8,573,252 shares of common stock issued and outstanding.
Dividend Rights
Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.
Voting Rights
Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.
Election of Directors
Our directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Our stockholders may vote to remove any director for cause by the affirmative vote of a majority of the voting power of outstanding common stock.
Liquidation
In the event of any liquidation, dissolution or winding up of Golden Minerals, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.
Redemption
Golden Minerals’ common stock is not redeemable or convertible.
Other Provisions
All our outstanding common stock is, and the common stock offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus, will be, fully paid and non-assessable.
You should read the prospectus relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices relating to the common stock.
This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Delaware law, our Amended and Restated Certificate of Incorporation and our Bylaws, because they, and not this description, define your rights as a holder of our common stock. See “Where You Can Find More Information” on page 24 of this prospectus for information on how to obtain copies of these documents.

INTEREST OF NAMED EXPERTS AND COUNSEL
No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer of employee.
LEGAL MATTERS
The validity of the issuance of the securities offered hereby will be passed upon for us by Davis Graham & Stubbs LLP.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2022 and 2021, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report of Armanino, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The estimates of our mineral resources with respect to the Velardeña Properties and the Rodeo Property incorporated by reference in this prospectus have been included in reliance upon the technical report summary prepared by Tetra Tech, Inc. The estimate of our mineral resources with respect to the Yoquivo Property incorporated by reference in this prospectus have been included in reliance on a technical report summary prepared by Aaron Amoroso and Matthew Booth.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.
You may read and copy the registration statement of which this prospectus is a part, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Golden Minerals Company. The SEC’s Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 350 Indiana Street, Suite 650, Golden, Colorado 80401, or telephoning us at (303) 839-5060.
We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.goldenminerals.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
We also file reports, statements or other information with the Alberta, British Columbia, Saskatchewan, Manitoba, Quebec, New Brunswick, Nova Scotia, Prince Edward Island, Newfoundland and Ontario Securities Commissions. Copies of these documents that are filed through the System for Electronic Document Analysis and Retrieval, or “SEDAR,” of the Canadian Securities Administrators are available at its web site http://www.sedar.com.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 14 of the registration statement of which this prospectus is a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC permits us to incorporate by reference the information contained in documents we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents rather than including them in this prospectus. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 22, 2023;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2023;

•
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (filed with the SEC on August 9, 2023);

•
our Current Reports on Form 8-K filed with the SEC on April 4, 2023, April 7, 2023, May 19, 2023, May 30, 2023, June 9, 2023, June 16, 2023, June 29, 2023, July 7, 2023, July 20, 2023 and August 9, 2023 (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits that are related to such item); and

•
the description of our common stock contained in our Annual Report on Form 10-K filed with the SEC on February 27, 2020, including any subsequent amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:
Golden Minerals Company
350 Indiana Street, Suite 650
Golden, Colorado 80401
Attention: Secretary
Telephone: (303) 839-5060
Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.
Neither we nor the selling stockholder authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the selling stockholder is not, making an offer of these securities in any jurisdiction where such offer is not permitted.

Up to 1,427,587 Shares of common stock Issuable Upon Exercise of Common Warrants
PROSPECTUS
           , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Golden Minerals Company, or the Registrant, in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee.
Item	Amount
SEC registration fee	$160
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Printing, transfer agent fees and miscellaneous expenses	5,000
Total	$70,160
Item 14.   Indemnification of Directors and Officers
Golden Minerals Company is incorporated in Delaware. Section 102 of the Delaware General Corporation Law (“DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.
Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding — other than an action by or in our right — by reason of the fact that the person is or was our director, officer, agent or employee, or is or was serving at our request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acting in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of us, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in our right as well but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to us, unless the court believes that in light of all the circumstances indemnification should apply.
Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock repurchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
Our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated bylaws, respectively, provide that we shall indemnify our directors, officers, employees and other agents to the fullest extent not prohibited by the DGCL or any other applicable law. In addition, we have entered into agreements to indemnify our directors and officers and expect to continue to enter into agreements to indemnify all of our directors and officers. These agreements require us, among other things, to indemnify our directors and officers against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
We maintain insurance policies under which our directors and executive officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.
Item 15.   Recent Sales of Unregistered Securities.
During the preceding three years, the Registrant has issued the following securities that were not registered under the Securities Act:
(1)
On June 26, 2023, the Registrant entered into a Purchase Agreement with Armistice Capital Master Fund Ltd., or Armistice, pursuant to which, and upon the terms and subject to the conditions and limitations set forth in the agreement, the Registrant agreed to issue warrants to purchase up to 1,427,587 shares of the Company’s common stock to Armistice at an exercise price of $1.90. Each warrant is exercisable six months from the date of issuance and has a term expiring five years after such initial exercise date.

(2)
On April 20, 2020, the Registrant issued an aggregate of 11,250,000 warrants ultimately consisting of (i) 7,500,000 Series A warrants to purchase 7,500,000 shares of the Company’s common stock and (ii) 3,750,000 Series B warrants to purchase 3,750,000 shares of the Company’s common stock, at an exercise price of $0.30 per share. Each warrant is exercisable six months from the date of issuance and has a term expiring five years after such initial exercise date.

The offers, sales and issuances of the securities described in each of the paragraphs above were offered and sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Each of the recipients of securities in these transactions had adequate access, through business or other relationships to information about the Registrant.
Item 16.   Exhibits and Financial Statement Schedules.
EXHIBITS
Exhibit No	Description
3.1	Amended and Restated Certificate of Incorporation of Golden Minerals Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 30, 2009).
3.2	First Amendment to the Amended and Restated Certificate of Incorporation of Golden Minerals Company dated September 2, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 9, 2011).
3.3	Second Amendment to the Amended and Restated Certificate of Incorporation of Golden
Minerals Company dated May 19, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s
Current Report on Form 8-K filed on May 20, 2016).
3.4	Third Amendment to the Amended and Restated Certificate of Incorporation of Golden Minerals
Company dated June 11, 2020 (incorporated by reference to Appendix A of the Company’s Proxy
Statement on Schedule 14A filed on March 25, 2021).
3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Golden
Minerals Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on
Form 8-K filed on May 30, 2023).

Exhibit No	Description
3.6	Amended and Restated Bylaws of Golden Minerals Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 1, 2023).
4.1	Form of Series A Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 19, 2019).
4.2	Form of Series B Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on July 19, 2019).
4.3	Form of Series A Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 23, 2020).
4.4	Form of Series B Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 23, 2020).
4.5	Form of Common Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 29, 2023).
4.6	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 29, 2023).
5.1	Opinion of Davis Graham & Stubbs LLP.*
10.1	Golden Minerals Company 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed on May 30, 2023).
10.2	Securities Purchase Agreement between Golden Minerals Company and certain institutional investors, dated as of June 26, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 29, 2023).
10.3	Form of Restricted Stock Unit Award Agreement Pursuant to the 2023 Equity Incentive Plan
(incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on August 9, 2023).
16.1	Letter from Armanino, LLP, dated as of July 7, 2023 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on July 7, 2023).
21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on May 30, 2023).
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).
23.2	Consent of Armanino, LLP.*
23.3	Consent of Tetra Tech, Inc.*
23.4	Consent of Aaron Amoroso.*
24.1	Power of Attorney (included on signature page of this Registration Statement).
107	Filing Fee Table.*

*
Filed herewith

Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: August 15, 2023	GOLDEN MINERALS COMPANY Registrant
	By:	/s/ WARREN M. REHN Warren M. Rehn President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Warren M. Rehn and Julie Z. Weedman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ WARREN M. REHN Warren M. Rehn	President and Chief Executive Officer (Principal Executive Officer)	August 15, 2023
/s/ JULIE Z. WEEDMAN Julie Z. Weedman	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2023
/s/ JEFFREY G. CLEVENGER Jeffrey G. Clevenger	Chairman of the Board of Directors	August 15, 2023
/s/ W. DURAND EPPLER W. Durand Eppler	Director	August 15, 2023
/s/ DEBORAH J. FRIEDMAN Deborah J. Friedman	Director	August 15, 2023
/s/ KEVIN R. MORANO Kevin R. Morano	Director	August 15, 2023
/s/ TERRY M. PALMER Terry M. Palmer	Director	August 15, 2023
/s/ DAVID H. WATKINS David H. Watkins	Director	August 15, 2023